CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 16, 1996, incorporated by reference in the Wyle
Electronics Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

Los Angeles, California
May 23, 1996